EXHIBIT 99.1 PRESS RELEASE DATED MAY 12, 2003

   FOR IMMEDIATE RELEASE
   Contact: MARK C. LAYTON                         PRESTON F. KIRK, APR
   Senior Partner and Chief Executive Officer      Michael A. Burns & Associates
   or THOMAS J. MADDEN                             (830) 693-4447
   Senior Partner and Chief Financial Officer      kirk@281.com
   (972) 881-2900
   mlayton@pfsweb.com; tmadden@pfsweb.com

                       PFSWEB RESULTS EXCEED EXPECTATIONS
                Reduced SG&A, New $7.5 Million Bank Facility and
          Renewed $41 Million Senior Debt Facilities Highlight Quarter

PLANO, TEXAS (MAY 12, 2003) - PFSweb, Inc. (NASDAQ: PFSW), a leading provider of business process outsourcing solutions, today reported its results for the quarter ended March 31, 2003. The consolidated results, which include the acquisition of Supplies Distributors completed on October 1, 2002, reflect continued cost control, positive EBITDA and a solid cash position.

"PFSweb's consolidated results for the March 2003 quarter include total revenues of $66.3 million, a positive EBITDA of $0.1 million, and a net loss of $1.8 million, or $0.10 per share," said Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. "Our consolidated balance sheet as of March 31, 2003 reflects $102.3 million in total assets, including $13.1 million in cash (of which $4.3 million is restricted), and shareholders' equity of $25.0 million, or $1.36 per share."

"Our March 2003 results were better than expected in both revenue and bottom line performance," said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb. "We continue to believe we are on a solid path towards sustainable profitability. The quarterly results are highlighted by the following items:

o REDUCED SG&A EXPENSES to $5.2 million for our PFSweb service fee business segment this quarter, compared to $7.0 million during the prior year quarter ended March 31, 2002, and $5.6 million during the previous quarter ended December 31, 2002;

o IMPROVED BOTTOM LINE PERFORMANCE as evidenced by a $1.8 million net loss this quarter compared to a $3.2 million net loss during the prior year quarter ended March 31, 2002;

o IMPROVED CASH LEVELS, on a consolidated basis, of $0.6 million to $13.1 million at quarter-end;

o FINALIZATION OF $7.5 MILLION REVOLVING CREDIT FACILITY with Comerica's Technology and Life Sciences Division; and

o RENEWAL OF OUR SENIOR DEBT FACILITIES with IBM Credit LLC, which provide for an aggregate of approximately $41 million of available borrowings to our subsidiary Supplies Distributors.

"We have significantly reduced our cash burn rate during the past two quarters," Layton said. "Our cash position remains solid. To supplement our current cash balance, as we previously announced, we finalized a two-year revolving credit facility with Comerica during the March quarter that we expect to use to fund our working capital requirements from targeted future growth. As of March 31, 2003, we had no borrowings outstanding under this facility."

"The results of our subsidiary, Supplies Distributors, Inc. ("SD"), were also better than expected," Madden continued. "This business segment recorded $59.7 million of product revenue, as compared to $57.5 million in the preceding quarter ending December 31, 2002, and contributed $0.2 million to our bottom line performance. As we previously communicated, SD provides clients an owned inventory model alternative versus PFSweb's traditional client-owned inventory model. As a result, and typical of a master distributor, SD's financial model reflects high product revenues, low gross and net operating margins and significant working capital assets. During March, we renewed our senior debt facilities with IBM Credit LLC and IBM Belgium Financial Services to extend $41 million of our borrowing capacity through March 2004."

"In February, we announced our 2003 strategy of Quality, Growth and Profit in 2003, or GP in 2003," Layton added. "Quality continues to be an everyday focus throughout PFSweb. As the brand behind our client's brand, our performance is critical to our clients. Our lead and business proposal pipelines remain strong. These pipelines currently include more than 25 outstanding proposals for new business opportunities with both new and existing clients, having an estimated potential value of more than $40 million per year in service fee revenue. But as we have experienced for much of the past several years, lead times to close new business continue to be longer than we would ultimately desire, and our win rate is difficult to predict.

"Growth remains a key for us to reach our third goal, sustainable profitability. Our new business wins for the March quarter were somewhat below our plan. We remain optimistic that as macro-economic and socio-economic conditions improve, we will see an increased flow of new business and shortened lead times to close new business relationships. We continue to carefully monitor spending levels and to seek ways to optimize our business that will drive greater productivity and reduced costs of operations."

"While the March quarter is currently our seasonally lowest quarter for our service fee business, the June quarter is our seasonal peak," Madden added. "As such, we expect our financial results to reflect an upturn during the June 2003 quarter. These seasonal fluctuations are driven by the business characteristics of our largest client."

Consistent with the prior quarter, the GAAP results reflect the consolidation of the Supplies Distributors business since the October 1, 2002 acquisition. For clarity and comparison purposes, Exhibit B provides consolidating financial statements showing the historical PFSweb service fee business unit, the Supplies Distributors business unit and the resulting elimination adjustments related to services that PFSweb provides for SD.

PFSweb will hold a conference call Tuesday, May 13, 2003 at 10:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 9:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 3887577. Check www.pfsweb.com and our May 12, 2003 investor conference call press release for more details on the call.

ABOUT PFSWEB, INC.

When the world's brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite (SM).

Our services are available for a multitude of industries and company types, including such clients as International Business Machines (NYSE: IBM), Adaptec (NASDAQ: ADPT), the U.S. Mint, Avaya Communication (NYSE: AV), Lancome, a cosmetics division of L'Oreal International (ADR: LORLY), Xerox (NYSE: XRX), Thomson multimedia (NYSE: TMS), Pharmacia/Upjohn (NYSE: PHA), Nokia (NYSE: NOK), Hewlett-Packard (NYSE: HWP), Smithsonian Business Ventures and Roots Canada.

The matters discussed in this news release (except for historical information) and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; our relationship with and separation from Daisytek, our former parent company; and the continued listing of our common stock on the NASDAQ SmallCap Market. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Prospectus dated December 2, 1999 and Form 10-K for the year ended December 31, 2002.

In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our website at www.pfsweb.com. The PFSweb web site is not part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.

                         - FINANCIAL STATEMENTS FOLLOW -

EXHIBIT A
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(In Thousands, Except Per Share Data)

                                                                   Three Months Ended
                                                                        March 31,
                                                             ------------------------------
                                                                 2003              2002
                                                             ------------      ------------

Revenues:
    Product revenue ....................................     $     59,719      $         --
    Gross service fee revenue ..........................            7,248             7,826
    Gross service fee revenue, affiliate (B) ...........               --             1,565
                                                             ------------      ------------
      Total gross revenues .............................           66,967             9,391
    Less pass-through charges ..........................              640             1,073
                                                             ------------      ------------
      Net revenues .....................................           66,327             8,318
                                                             ------------      ------------
Costs of revenues:
    Cost of product revenue ............................           56,407                --
    Cost of net service fee revenue ....................            4,913             5,304
                                                             ------------      ------------
      Total costs of revenues ..........................           61,320             5,304
                                                             ------------      ------------
Gross profit ...........................................            5,007             3,014
Selling, general and administrative expenses ...........            6,112             7,018
                                                             ------------      ------------
Loss from operations ...................................           (1,105)           (4,004)
Equity in earnings of affiliate ........................               --               512
Interest expense .......................................              638                83
Interest income ........................................              (30)             (348)
                                                             ------------      ------------
Loss before income taxes ...............................           (1,713)           (3,227)
Income tax expense .....................................               61                --
                                                             ------------      ------------
Net loss ...............................................     $     (1,774)     $     (3,227)
                                                             ============      ============
Net loss per share:
    Basic and diluted ..................................     $      (0.10)     $      (0.18)
                                                             ============      ============
Weighted average number of shares outstanding:
    Basic and diluted ..................................           18,416            18,149
                                                             ============      ============
EBITDA (LBITDA) (C) ....................................     $         84      $     (2,356)
                                                             ============      ============

(A) The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2002.

(B) Service fee revenue, affiliate reflects revenue earned by PFSweb for services provided to Supplies Distributors, in connection with the sales, distribution and management services for IBM, and prior to the consolidation of Supplies Distributors effective October 1, 2002. PFSweb fees earned applicable to the IBM business were $1.5 million for the three months ended March 31, 2002.

(C) "EBITDA (LBITDA)," or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. A reconciliation of Loss from Operations to EBITDA (LBITDA) is as follows:

                                                           Three Months Ended
                                                               March 31,
                                                     ------------------------------
                                                        2003               2002
                                                     ------------      ------------
     Loss from operations ......................     $     (1,105)     $     (4,004)
         Depreciation and amortization .........            1,189             1,648
                                                     ------------      ------------
     EBITDA (LBITDA) ...........................     $         84      $     (2,356)
                                                     ============      ============

PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

                                                                                                      March 31,       December 31,
                                                                                                        2003              2002
                                                                                                    ------------      ------------
                                                                                                     (Unaudited)

                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..................................................................    $      8,858      $      8,595
    Restricted cash ............................................................................           1,387             1,016
    Accounts receivable, net of allowance for doubtful accounts of $531 and $411
        at March 31, 2003 and December 31, 2002, respectively ..................................          32,158            29,961
    Inventories, net ...........................................................................          39,531            46,291
    Other receivables ..........................................................................           3,544             3,417
    Prepaid expenses and other current assets ..................................................           2,776             2,888
                                                                                                    ------------      ------------
                  Total current assets .........................................................          88,254            92,168
                                                                                                    ------------      ------------

PROPERTY AND EQUIPMENT, net ....................................................................          10,947            11,695
RESTRICTED CASH ................................................................................           2,889             2,878
OTHER ASSETS ...................................................................................             211               285
                                                                                                    ------------      ------------

                  Total assets .................................................................    $    102,301      $    107,026
                                                                                                    ============      ============

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease obligations ............................    $     58,706      $     60,863
    Trade accounts payable .....................................................................           7,006             7,317
    Accrued expenses ...........................................................................           7,570             7,862
                                                                                                    ------------      ------------
                  Total current liabilities ....................................................          73,282            76,042
                                                                                                    ------------      ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
      portion ..................................................................................           2,761             3,094
DEFERRED INCOME ................................................................................           1,246             1,420

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and
       outstanding .............................................................................              --                --
    Common stock, $0.001 par value; 40,000,000 shares authorized;
      18,503,377 and 18,397,983 shares issued at March 31, 2003 and December 31,
      2002, respectively; and 18,417,077 and 18,311,683 outstanding at March 31,
      2003 and December 31, 2002, respectively .................................................              18                18
    Additional paid-in capital .................................................................          52,122            52,094
    Accumulated deficit ........................................................................         (27,331)          (25,557)
    Accumulated other comprehensive income .....................................................             288                --
    Treasury stock at cost, 86,300 shares at March 31, 2003 and
       December 31, 2002 .......................................................................             (85)              (85)
                                                                                                    ------------      ------------
                  Total shareholders' equity ...................................................          25,012            26,470
                                                                                                    ------------      ------------

                  Total liabilities and shareholders' equity ...................................    $    102,301      $    107,026
                                                                                                    ============      ============

EXHIBIT B
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003
(In Thousands)

                                                                         Business
                                                                         Supplies
                                                                       Distributors
                                                         PFSweb, Inc.  Holdings, LLC    Eliminations   Consolidated
                                                         -----------   -------------    ------------   ------------

REVENUES:
    Gross product revenue ..........................     $       --      $   59,719     $       --      $   59,719
    Gross service fee revenue ......................          7,248              --             --           7,248
    Gross service fee revenue, affiliate ...........          1,961              --         (1,961)             --
                                                         ----------      ----------     ----------      ----------
        Total gross revenues .......................          9,209          59,719         (1,961)         66,967
    Less pass-through charges ......................            681              --            (41)            640
                                                         ----------      ----------     ----------      ----------
        Net revenues ...............................          8,528          59,719         (1,920)         66,327

COSTS OF REVENUES:
    Cost of product revenue ........................             --          56,407             --          56,407
    Cost of service fee revenue ....................          5,500              --           (587)          4,913
                                                         ----------      ----------     ----------      ----------
        Total costs of revenues ....................          5,500          56,407           (587)         61,320
                                                         ----------      ----------     ----------      ----------
        Gross profit ...............................          3,028           3,312         (1,333)          5,007

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES ......................................          5,228           2,224         (1,340)          6,112
                                                         ----------      ----------     ----------      ----------
        Income (loss) from operations ..............         (2,200)          1,088              7          (1,105)
EQUITY IN EARNINGS OF AFFILIATE ....................            221              --           (221)             --
INTEREST EXPENSE (INCOME), NET .....................           (133)            741             --             608
                                                         ----------      ----------     ----------      ----------
         Income (loss) before income taxes .........         (1,846)            347           (214)         (1,713)

INCOME TAX EXPENSE (BENEFIT) .......................            (65)            126             --              61
                                                         ----------      ----------     ----------      ----------
NET INCOME (LOSS) ..................................     $   (1,781)     $      221     $     (214)     $   (1,774)
                                                         ==========      ==========     ==========      ==========

Income (loss) from operations ......................     $   (2,200)     $    1,088     $        7      $   (1,105)
     Depreciation and amortization .................          1,182              14             (7)          1,189
                                                         ----------      ----------     ----------      ----------
EBITDA (LBITDA) ....................................     $   (1,018)     $    1,102     $       --      $       84
                                                         ==========      ==========     ==========      ==========

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS AS OF MARCH 31, 2003 (In Thousands)

                                                                                    Business
                                                                                    Supplies
                                                                                  Distributors
                                                                 PFSweb, Inc.     Holdings, LLC     Eliminations      Consolidated
                                                                 ------------     -------------     ------------      ------------

                          ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .................................  $      7,731      $      1,127     $         --      $      8,858
    Restricted cash ...........................................            --             1,387               --             1,387
    Accounts and other receivables, net .......................         5,052            30,992             (342)           35,702
    Inventories, net ..........................................            --            39,531               --            39,531
    Prepaid expenses and other current assets .................         1,460             1,316               --             2,776
                                                                 ------------      ------------     ------------      ------------
           Total current assets ...............................        14,243            74,353             (342)           88,254
                                                                 ------------      ------------     ------------      ------------

PROPERTY AND EQUIPMENT, net ...................................        10,947                --               --            10,947
NOTE RECEIVABLE FROM AFFILIATE ................................         8,005                --           (8,005)               --
RESTRICTED CASH ...............................................         2,889                --               --             2,889
INVESTMENT IN AFFILIATE .......................................         3,320                --           (3,320)               --
OTHER ASSETS ..................................................           183                58              (30)              211
                                                                 ------------      ------------     ------------      ------------
           Total assets .......................................  $     39,587      $     74,411     $    (11,697)     $    102,301
                                                                 ============      ============     ============      ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease
       obligations ............................................  $      1,577      $     57,129     $         --      $     58,706
    Trade accounts payable ....................................         3,109             4,239             (342)            7,006
    Accrued expenses ..........................................         5,905             1,665               --             7,570
                                                                 ------------      ------------     ------------      ------------
           Total current liabilities ..........................        10,591            63,033             (342)           73,282
                                                                 ------------      ------------     ------------      ------------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less
    current portion ...........................................         2,761                --               --             2,761
NOTE PAYABLE TO AFFILIATE .....................................            --             8,005           (8,005)               --
DEFERRED INCOME ...............................................         1,246                --               --             1,246
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock ..............................................            18                --               --                18
    Capital contributions .....................................            --             1,000           (1,000)               --
    Additional paid-in capital ................................        52,122                --               --            52,122
    Retained earnings (accumulated deficit) ...................       (27,354)            1,514           (1,491)          (27,331)
    Accumulated other comprehensive income ....................           288               859             (859)              288
    Treasury stock ............................................           (85)               --               --               (85)
                                                                 ------------      ------------     ------------      ------------
           Total shareholders' equity .........................        24,989             3,373           (3,350)           25,012
                                                                 ------------      ------------     ------------      ------------

           Total liabilities and shareholders' equity .........  $     39,587      $     74,411     $    (11,697)     $    102,301
                                                                 ============      ============     ============      ============